CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Copy No.______

Radiant Logistics, Inc.

Minimum Offering: $4,400,000 of Common Stock

Maximum Offering: $6,600,000 of Common Stock

$.44 per Share

This Confidential Private Placement Memorandum (the “Memorandum”) is being furnished to selected prospective investors considering a purchase of shares of common stock (the “Shares”) of Radiant Logistics, Inc. (“us”, “we” or the “Company”).  The Company is offering a minimum of $4,400,000 and a maximum of $6,600,000 (the “Offering”) of Shares. The Shares are being offered by the Company and Emerging Growth Equities, Ltd. as our agent to assist us in placing a portion of the Shares (the “Placement Agent”) on a best efforts basis at $0.44 per share, with a minimum purchase of $50,000, subject to reduction by the Company in our sole discretion (the "Offering"). Our common stock is eligible for quotation on the OTC Bulletin Board under the symbol “RLGT.” As of the date hereof, there has been no trading in our common stock.

The Offering will terminate on November 30, 2005 unless extended by us in our sole discretion to no later than December 31, 2005 (the “Termination Date”).  Until the closing or termination of the Offering, all proceeds received by us will be deposited in a special non-interest bearing bank account (the “Escrow Account”).  Unless a minimum of $4,400,000 of Shares have been sold by the Termination Date, subscriptions will be canceled and we will return all proceeds promptly to subscribers in full without interest or deduction.  Upon our acceptance of subscriptions for at least $4,400,000 of Shares, we will conduct an initial closing of the Offering and thereafter, may conduct any number of additional closings until the Termination Date.

This Memorandum does not constitute an offer to sell or a solicitation of an offer to buy Shares to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation.  The Shares are being offered solely on a private basis pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D under the Act.  You must be an accredited investor (as defined in Regulation D) and meet the other suitability requirements set forth herein under the caption “Investor Suitability Requirements and Subscription Procedures” to purchase Shares.

INVESTING IN THE SHARES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD READ CAREFULLY THIS ENTIRE MEMORANDUM, INCLUDING THE SECTION CAPTIONED “RISK FACTORS” BEGINNING ON PAGE 5, BEFORE PURCHASING ANY SHARES.

	Per Share	Minimum Offering
Maximum Offering(1)
Offering Price(2)..........................................................	$0.44	$4,400,000
......................................................$6,600,000
Placement Agent Fee(3)..............................................	$0.035	$ 352,000
......................................................$ 528,000
Proceeds to the Company(4)......................................	$0.405	$4,048,000
.......................................................$6,072,000

______________________________________

(1)   The Company may increase the size of the Offering by up to an additional $1,100,000 of common stock in its sole discretion (the “Offering Option”).

(2)   The minimum subscription amount is $50,000.  However, the Company may accept subscriptions for less than $50,000 in its sole discretion.

(3)   The Placement Agent will receive a commission equal to 8% of the offering price of the Shares sold in the Offering by the Placement Agent.  Does not include Placement Agent Warrants to purchase up to 8% of the Shares sold in this Offering at an exercise price of 120% of the Offering Price. See “Plan of Distribution.”

(4)   Does not include expenses of the Offering payable by the Company, estimated to be $100,000.

The Shares have not been registered under the Act or the securities laws of any State or any other jurisdiction and unless so registered, you may not transfer or resell such securities except pursuant to an exemption from registration.  Accordingly, you may be required to bear the financial risks of an investment in the Shares for an extended period of time.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory authority has approved or disapproved these securities or determined if this Memorandum is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Memorandum is November 1, 2005

NOTICE TO OFFEREES

No person has been authorized to give any information or to make any representations other than those contained in this Memorandum and, if given or made, such information or representations must not be relied upon.  This Memorandum contains summaries or explanations of certain documents that govern the transactions described herein and are believed to be accurate, but such summaries and explanations are qualified in their entirety by reference to the text of the actual documents (copies of which accompany this Memorandum or are available for inspection at the offices of the Company).  You should not assume that the summaries or explanations are complete.  Statements in this Memorandum are made as of the date hereof unless expressly stated otherwise herein, and neither the later delivery of this Memorandum nor any sale hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

The information in this Memorandum is confidential and proprietary to the Company and is being submitted to you solely for your confidential use and with the explicit understanding that, without the prior written permission of the Company, you will not release this Memorandum or discuss the Memorandum, its existence, or any of the information contained herein, or make any reproduction of or use this Memorandum for any purpose other than to evaluate a potential investment in the Shares offered hereby.  By accepting delivery of this Memorandum, you agree to promptly return it and any other documents or information furnished to you by the Placement Agent or the Company if you elect not to purchase any of the Shares offered hereby, or if the Offering is terminated or withdrawn.

By accepting delivery of this Memorandum, you acknowledge and agree that all of the information contained herein is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the Securities and Exchange Commission (the "SEC") and that this Memorandum has been furnished to you by the Company solely for your confidential use for the purpose of enabling you to consider and evaluate an investment in the Company.  You agree that you will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Company, and will not, directly or indirectly, disclose or permit your agents or affiliates to disclose any of such information without the prior written consent of the Company. You also agree to make your representatives aware of the terms of this paragraph and to be responsible for any breach of this agreement by such representatives. Likewise, without the prior written consent of the Company, you agree that you will not, directly or indirectly, make any statements, any public announcements, or any release to any trade publication or to the press with respect to the subject matter of this Memorandum.  If you decide not to pursue further investigation of the Company or to not participate in the Offering, you agree to promptly return this Memorandum and any accompanying documentation to the Company.  You also understand that the United States securities laws provide severe civil and criminal penalties for anyone trading in securities of the Company while in possession of material non-public information.

You should not construe this Memorandum as investment, legal or tax advice, and this Memorandum is not intended to provide the sole basis for any evaluation of an investment in the Shares.  You should consult your own investment, legal, tax, and accounting advisors to determine whether the Shares are an appropriate investment for you and the applicable legal, tax, regulatory, and accounting treatment of an investment in the Shares.

The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws.  The Company has agreed to use its best efforts to file a registration statement with the SEC to permit the public resale of the Shares.  However, there can be no assurance that the Company will timely file such registration statement or that the SEC will declare it effective.  Accordingly, you should be aware that you may be required to bear the financial risks of an investment in the Shares for an extended period of time, or maybe indefinitely.

The Shares offered are subject to the provisions of a subscription agreement, which each investor purchasing Shares will be required to execute prior to the purchase of any Shares.  Any purchase of Shares should be made only after a complete and thorough review of the provisions of such agreement.  In the event that any of the terms, conditions or other provisions of such agreement are inconsistent with or contrary to the descriptions or terms contained in this Memorandum, such agreement will control

This Offering is made subject to withdrawal, cancellation, or modification by the Company without notice and is specifically subject to the terms described in this Memorandum. The Company shall have no liability whatsoever to you in the event any of the foregoing shall occur.  The Shares are offered subject to prior sale and to the Company’s right to reject any subscription in whole or in part or to allot to you less than the number of Shares for which you subscribe.  No subscription is binding on the Company until accepted by the Company in writing.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States connected with any purchase, including obtaining required governmental or other consents or observing any other required legal or other formalities.

Florida Residents

Pursuant to section 517.061(11)(a)(5) of the Florida Statute, when sales are made to five or more persons in the state of Florida, Florida investors have a three day right of rescission.  If a Florida resident has executed a subscription agreement and tendered any consideration for the securities offered hereby, he or she may elect, within three business days after signing the subscription agreement and tendering any consideration for such securities, to withdraw from the subscription agreement and receive a full refund and return (without interest) of any money paid by him or her.

Emerging Growth Equities, Ltd. has been retained as the Company’s Placement Agent and will be available to consult with any recipient of this Memorandum.  EGE makes no representation as to the accuracy, fairness or completeness of information relating to the Company contained in this Memorandum.  All communication or inquiries relating to these materials should be directed to the individuals listed below.

Emerging Growth Equities, Ltd.

ParkviewTower

1150 First Avenue, Suite 600

King of Prussia, PA  19406

Telephone: (610) 783-1800

Toll Free: (888) 293-1800

Fax: (610) 783-4761

Gregory Berlacher	Jill Meyer Steier	Jay Seid
President & CEO	Senior Vice President	Director of Corporate Development
(610) 783-476	(610) 783-4764	(610) 783-4786
gberlacher@egequities.com	jmeyer@egequities.com	jseid@egequities.com

FORWARD LOOKING STATEMENTS

This Memorandum (together with any amendment and supplements and any other information that may be furnished to you by the Company or Placement Agent) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated by reference in this Memorandum, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.

We have based these forward-looking statements on our current expectations and projections about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our business plan, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are set forth and discussed in this Memorandum in the section captioned "Risks Factors."  In connection with our proposed acquisition of our initial platform company, we have made certain assumptions that, if not realized, could cause actual results or events to differ materially from our expectations   Factors that might cause or contribute to such a material difference include, but are not limited to: (i) our ability to complete the pending acquisition on terms similar to those set forth in the letter of intent or otherwise, with the recognition that closing is subject to customary closing conditions, certain of which may be beyond our control; (ii) our ability to secure the necessary level of financing to complete the acquisition; (iii) our assumption that the audited financial statements of the platform company (that will be completed prior to closing) will not differ materially from the unaudited financial statements reviewed by us; (iv) our assumption that the post-closing level of operations will be consistent with the level of historic operations; and (v) our belief that the pending acquisition is an appropriate platform acquisition under our business strategy.

Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.  You should not place undue reliance on these forward-looking statements, which speak only as of the date made, and we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

Exhibits

A.                  Subscription Agreement

B.                   Registration Rights Provisions

Summary of the Offering

This summary highlights some basic information from this Memorandum to help you understand our business and the terms of the Offering.  This summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the exhibits hereto.  You should read the entire Memorandum (including the exhibits) and carefully consider, among other things, the matters set forth under the caption “Risk Factors,” before you decide whether to invest in the Shares.  Pertinent documents that are described in this Memorandum may be reviewed at our office or the office of the Placement Agent.  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Company.

The Company

Radiant Logistics, Inc. (formerly known as “Golf Two, Inc.”) was formed under the laws of the state of Delaware on March 15, 2001 to establish and operate retail golf stores.  Since inception, the Company has been in the development stage and has been unable to successfully execute its initial business plan.  On or about October 18, 2005, all of the Company’s officers and directors resigned and Bohn H. Crain and Stephen M. Cohen were appointed to serve as executive officers and directors of the Company (the “Change in Control Transactions”). Relying on the collective experience of this new management team, the Company will be pursuing business opportunities in the transportation and logistics services industry.  In that regard, a company controlled by Mr. Crain has identified and executed a letter of intent to acquire its initial platform company (the “Platform Company”) which provides domestic and international freight forwarding services.  This letter of intent was assigned to the Company on October 18, 2005. See “Recent Events” below. Concurrent with the Change in Control Transaction, we changed our name to “Radiant Logistics, Inc.”.

Business Strategy

We intend to build a leading global transportation and supply-chain management company by acquiring regional best-of-breed non-asset based transportation and logistics service providers.  Through strategic acquisitions, we plan to establish a non-asset based provider of third-party logistics services, offering a full range of time-definite transportation and distribution solutions.  In addition to time-definite transportation services, we also intend to provide a broad range of value added supply chain management services, including order fulfillment, inventory management and warehousing.

We plan to achieve this objective by acquiring either the Platform Company, or if that acquisition is not possible, an alternative platform acquisition identified by management, and thereafter expanding our geographic presence and service offerings through a combination of synergistic acquisitions and the organic expansion of our growing base of logistics operations.

Once a platform acquisition is completed, the focus of our strategy will be on acquiring and integrating logistics businesses that are likely to benefit from our anticipated access to sources of financing and long-term growth strategy.  Acquisition targets will be selected based upon their ability to demonstrate:

● historic levels of profitability;

● a proven record of delivering superior logistics services;

● an established customer base of large and mid-sized companies; and

● opportunities for significant growth within strategic segments of our business.

Once acquisitions are completed, we intend to create additional shareholder value by improving productivity through the implementation or adoption of our technologies and business processes, improving transportation margins through the leverage of our growing purchasing power and enhancing the opportunity for organic growth through cross-selling opportunities and expanded services offerings.

Our strategy has been designed to take advantage of shifting market dynamics.  The third party logistics industry continues to grow as an increasing number of businesses outsource their logistics functions to more cost effectively manage and extract value from their supply chains.  Also, the industry is positioned for further consolidation as it remains highly fragmented, and as customers are demanding the types of sophisticated and broad reaching service offerings that can more effectively be handled by larger more diverse organizations.

                Given the size and highly fragmented composition of the industry, we believe there is an excellent opportunity to execute a consolidation strategy through the selective, strategic acquisition of other companies with complementary businesses with earnings in the range of $1 million to $5 million.  We believe that companies of this size may be receptive to our acquisition program as they are often too small to be identified as acquisition targets of larger public companies or to independently attempt their own public offering.

                In addition to the Platform Company we have also identified a number of additional companies that may be suitable acquisition candidates and we are in preliminary discussions with a number of them.

Although management is confident that following the completion of this Offering we will be in a position to commence our acquisition program, any such acquisition program will likely be dependent upon, among other factors, our ability to secure additional financing through the sale of debt or equity securities, and the development of an active trading market for our securities, neither of which can be assured.  See "RISK FACTORS."

Recent Events

Change in Control Transaction.    On October 18, 2005, a management team consisting of Bohn H. Crain and Stephen M. Cohen, purchased all of the shares owned by the Company’s former officers and directors.  Effective with the closing of those share purchase transactions, all of the Company’s officers and directors resigned and Messrs. Crain and Cohen became our sole officers and directors.

                Proposed Acquisition.      On September 19, 2005, a company controlled by Mr. Crain entered into a letter of intent (the “Letter of Intent”) to acquire the Platform Company which provides domestic and international freight forwarding services, arranging the total transport of customers’ freight from the shipper’s location to the designated recipients, including the preparation of shipping documents; and the provision of handling, packing, and containerization services through a network of exclusive agent offices across North America.  The Platform Company has a diversified account base of over 6,000 customers including manufacturers, distributors and nation retail chains and a network of over 3,000 independent carriers and over 100 international agents positioned strategically around the world.

                Based upon unaudited management financial information provided to us in connection with our due diligence efforts, for the fiscal year ended June 30, 2005, the Platform Company realized normalized income from continuing operations of approximately $2.5 million on gross revenues of approximately $53.0 million.

Pursuant to the Letter of Intent we have agreed to acquire the Platform Company (the "Acquisition") in a transaction valued up to $14,000,000. This consists of:  (i) $10,000,000 payable in cash at Closing; (ii)  an additional base payment of $600,000 payable in cash on the one-year anniversary of the Closing, provided at least 90% of The Platform Company’s locations remain operational through the first anniversary of the Closing (the “Additional Base Payment”); (iii) a base earn-out payment of $1,900,000 payable in Company stock over a three-year earn-out period based upon the Platform Company achieving Income from Continuing Operations of not less than $2,500,000 per year; (iv) and as additional incentive to achieve future earnings growth, an opportunity to earn up to an additional $1,500,000 payable in Company stock at the end of a five-year earn-out period (the “Tier-2 Earn-Out”). Under the Platform Company’s Tier-2 Earn-Out, the former shareholders of the Platform Company are entitled to receive 50% of the cumulative Income from Continuing Operations in excess of $15,000,000 generated during the five-year earn-out period up to a maximum of $1,500,000. Closing of the Acquisition is contingent upon the completion of several conditions, including:  (i) the completion of this Offering; (ii) our ability to secure debt or other additional financing necessary to fund the acquisition, (iii) the completion of definitive acquisition agreements among the parties; and (iv) the completion of a due diligence review by each of the parties to the Merger, including the preparation of audited financial statements by the Platform Company for the year ended June 30, 2005.

Recent Financing.  During October 2005,  the Company closed aninitial round of financing in the form of a private placement of $1 million, consisting of the sale of approximately 2,272,728 shares of common stock at a purchase price of $.44 per share. The funds are being used by us to provide our initial working capital.

The Offering

Issuer                                     Radiant Logistics, Inc., a Delaware corporation.

Securities                               Up to 15,000,000 shares of common stock of the Company, $0.001 par value per share (the “Shares”), if the Maximum Amount is sold, and 10,000,000 Shares if the Minimum Amount is sold.

Purchase Price                       $.44 per share of common stock, with a minimum purchase of $50,000, subject to reduction at the sole discretion of the Company.

Offering Size                          $4,400,000 Minimum (the “Minimum Offering”); $6,600,000 Maximum (the “Maximum Offering”).  The Company has the right to increase the amount of the Offering to $7,700,000 (the “Offering Option”).

Estimated Net Proceeds       $3,948,000 (for the Minimum Offering) and $5,972,000 (for the Maximum Offering) after deduction of Placement Agent commissions of up to $352,000 (for the Minimum Offering) and $528,000 (for the Maximum Offering) and offering expenses, estimated to be approximately $100,000.

Use of Net Proceeds             To fund the cash portion of the purchase price of our first acquisition (the “Initial Acquisition”) and associated transaction costs and expenses.  The balance, if any, will be used for working capital and other general corporate purposes.

Escrow                                    Subscription funds will be placed in a segregated escrow account with a third party financial institution until closing of the Offering.  In the event the Offering does not close, the subscription funds will be returned to the investors, together without interest or deduction.

Offering Proceeds to be

Held in Segregated Account;

Repurchase Rights                We will retain the net proceeds of this Offering in a segregated account which will not be used by us until the closing of the Initial Acquisition. Once we complete our Initial Acquisition, all of the net proceeds will be released to the Company to finance the acquisition and for working capital and other general corporate purposes.   If we do not complete an Initial Acquisition within twelve (12) months after completion of this Offering, we will offer to repurchase all Shares sold hereunder at the Offering Price, (less prorata offering expenses), plus interest, if any, earned thereon while such funds are held in a segregated account.

Capitalization                         Current outstanding shares:                                           20,536,906

                                                Outstanding shares after Minimum Offering:                  31,036,906

                Outstanding shares after Maximum Offering:                 36,036,9062

Voting                                     Holders of the Shares have one (1) vote per share on all matters presented to a vote of the holders of common stock.

Transfer Restrictions            The issuance and sale of the Shares have not been registered under the Act and consequently, the Shares are subject to restrictions on transfer and resale.

Registration Rights               We have agreed to file a registration statement with the SEC within 90 days after the completion of the Initial Acquisition to permit the public resale of the Shares and to use commercially reasonable efforts to cause that registration statement to be declared effective by the SEC as soon thereafter as possible. We have also agreed to issue additional Shares to the investors in this Offering if the registration statement is not timely filed. See“REGISTRATION AND OTHER RIGHTS.”

Investor Suitability                All investors must be “accredited investors” under Rule 501 of Regulation D of the Securities Exchange Act of 1934, as amended, and meet the other suitability requirements set forth herein under “INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIPTION PROCEDURES.”

Closing                                    On or about November 30, 2005 (unless extended by us in our sole discretion to no later than December 31, 2005).

Access to Information          We file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.  These reports and statements may be viewed at the website of the SEC www.sec.gov.  We have agreed to make available, prior to consummation of the offering, to each offeree of the Shares and its representatives the opportunity to ask questions of us or any person acting on our behalf concerning the terms and conditions of this Offering and to obtain any additional information necessary to verify the accuracy of any information contained in this Memorandum to the extent that we possess such information or can acquire it without unreasonable effort or expense.

Due to the financial sophistication of the persons to whom this offering is directed, this Memorandum states in summary form only certain information material to evaluating the merits of an investment in the Shares.  Prospective investors are, accordingly, urged to consult with their own advisors prior to deciding whether to invest in the Shares.

Risk Factors                          The securities offered in the Offering involve a high degree of risk and should not be purchased by anyone who cannot afford to lose their entire investment. Prospective investors should carefully review and consider the factors set forth in the section of this Memorandum entitled “RISK FACTORS,” as well as the other information set forth herein, before subscribing for any of the Shares.

RISK FACTORS

You should carefully consider the following risk factors and warnings before making an investment decision.  The risks described below are not the only ones facing the Company.  There are additional risks, including ones that we do not yet know of, that may also impair our business operations.  If any of the following risks occur, our business, financial condition, or results of operations could be materially and adversely affected.  In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should also refer to the other information set forth in this Memorandum, including in the exhibits hereto.

RISKS RELATED TO OUR BUSINESS

We are a development stage company implementing a new business plan.

We have recently discontinued our former business model involving the development of retail golf stores, and adopted a new model involving the development of non-asset based third-party logistics services. We have not yet commenced operations or completed an acquisition under our new business model. As a result, we have virtually no operating history under our current business model. Even though we are being managed by senior executives with significant experience in the industry, our limited operating history makes it difficult to predict the longer-term success of our business model.

We have not yet acquired any operating business.

Although the Company has identified an acquisition candidate, we have yet to acquire any company in the logistics industry and there can be no assurance that we will be able to complete any such acquisition on terms acceptable to us if at all.  Unless and until we complete such an acquisition, our business will consist solely of identifying and negotiating with potential acquisition candidates.

Our present levels of capital may limit the implementation of our business strategy.

The objective of our business strategy is to build a global logistics services organization. Critical to this strategy is an aggressive acquisition program which will require the acquisition of a number of diverse companies within the logistics industry covering a variety of geographic regions and specialized service offerings. The cash we seek to raise with this Offering will only be sufficient to finance a certain portion of the cash needed to close on our Initial Acquisition.  As a result, after our Initial Acquisition is completed, we will have limited cash resources.  Our ability to make additional acquisitions thereafter without securing additional financing from outside sources will be limited. This may limit or slow our ability to achieve the critical mass we may need to achieve our strategic objectives.

Risks related to acquisition financing.

When we complete this Offering, we will have only sufficient capital to make our Initial Acquisition.  In order to pursue our acquisition strategy in the longer term, we will require additional financing, which we intend to obtain through a combination of traditional debt financing or the placement of debt and equity securities. We may finance some portion of our future acquisitions by either issuing equity or by using shares of our common stock for all or a substantial portion of the consideration to be paid. In the event that the common stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources, if available, in order to maintain our acquisition program. If we do not have sufficient cash resources, our growth could be limited unless we are able to obtain additional capital through debt or equity financings.

We are not obligated to follow any particular criteria or standards for identifying acquisition candidates.

Even though we have developed general acquisition guidelines, we are not obligated to follow any particular operating, financial, geographic or other criteria in evaluating candidates for potential acquisitions or business combinations. We will target companies which we believe will provide the best potential long-term financial return for our stockholders and we will determine the purchase price and other terms and conditions of acquisitions. Our stockholders will not have the opportunity to evaluate the relevant economic, financial and other information that our management team will use and consider in deciding whether or not to enter into a particular transaction.

There is a scarcity of and competition for acquisition opportunities.

There are a limited number of operating companies available for acquisition which we deem to be desirable targets. In addition, there is a very high level of competition among companies seeking to acquire these operating companies. A large number of established and well-financed entities are active in acquiring interests in companies which we may find to be desirable acquisition candidates. Many of these entities have significantly greater financial resources, technical expertise and managerial capabilities than us. Consequently, we will be at a competitive disadvantage in negotiating and executing possible acquisitions of these businesses. Even if we are able to successfully compete with these entities, this competition may affect the terms of completed transactions and, as a result, we may pay more than we expected for potential acquisitions. We may not be able to identify operating companies that complement our strategy, and even if we identify a company that complements our strategy, we may be unable to complete an acquisition of such a company for many reasons, including:

·         a failure to agree on the terms necessary for a transaction, such as the amount of the purchase price;

·         incompatibility between our operational strategies and management philosophies and those of the potential acquiree;

·         competition from other acquirers of operating companies;

·         a lack of sufficient capital to acquire a profitable logistics company; and

·         the unwillingness of a potential acquiree to work with the management of our corporation or our affiliate companies.

If we are unable to successfully compete with other entities in the acquisition of companies we target, we will not be able to successfully implement our business plan.

We may be required to incur a significant amount of indebtedness in order to successfully implement our acquisition strategy.

We anticipate that we will incur a significant amount of indebtedness in order to complete one or more acquisitions necessary for us to implement our business strategy. If we are not able to generate sufficient cash flow from the operations of acquired companies to make scheduled payments of principal and interest on the indebtedness,  we could  be required to use our capital for such payments, and we could default on the terms of such indebtedness. A default would initially restrict our ability to make additional acquisitions, and if not cured in the short-term, could result in a foreclosure of Company assets and jeopardize our ability to continue operating as a going concern  We cannot be certain that we will be able to operate profitably once we incur this indebtedness or that we will be able to generate a sufficient amount of proceeds from the ultimate disposition of such acquired companies to repay the indebtedness incurred to make these acquisitions.

Risks related to our acquisition strategy.

We intend to commence operations through the acquisition of a logistics business. Thereafter, we will attempt to build our business through a combination of organic growth, and to a greater extent, through additional acquisitions. Increased competition for acquisition candidates may develop in which event there may be fewer acquisition opportunities available to us as well as higher acquisition prices. There can be no assurance that we will be able to identify, acquire or profitably manage businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of risks, including operating risks, diversion of management resources, failure to retain key personnel, and risks associated with unanticipated liabilities, some or all of which could have a material adverse effect on our business, financial condition and results of operations.

Proposed Platform Company acquisition subject to non-binding Letter of Intent.

               We have entered into a Letter of Intent to acquire the Platform Company.  By its terms, the Letter of Intent is non-binding and subject to a number of material conditions, including (i) the parties entering into definitive acquisition agreements; (ii) completion of our due diligence; (iii) our ability to secure adequate financing; and (iv) the Platform Company’s ability to produce certain audited financial statements.  Accordingly, there can be no assurances that we will be able to complete the Platform Company acquisition.           If we are unable to complete the Platform Company acquisition, management will be caused to direct its attention to search for a substitute platform acquisition.  Although management has identified a number of other acquisition targets, there can be no assurances how long this search will take and whether we will be able to close on another suitable acquisition target.  Although investors will have right to request return of their net investment at the end of 12 months if we have not made an acquisition for that period, the investors will not have the use of their funds during the 12 month period.

Management will have the sole discretion to close the Platform Company transaction.

                Management will have the sole discretion to evaluate the Platform Company due diligence information and elect whether or not to close on the Acquisition.  The investors in this Offering will have no input in this decision.  Thus the investors are solely relying on management’s discretion and evaluation of the Platform Company’s due diligence information.

The Platform Company financial information subject to audit.

                In evaluating its selection of the Platform Company as an acquisition candidate, management relied upon unaudited financial results provided by the Platform Company.  There can be no assurances that following an audit, the Platform Company’s financial results will not be subject to material adverse changes.  Management will be solely entrusted with evaluating such results in connection with its determination of whether to complete the Acquisition, with no input from any investors.

Investor funds to be held in segregated account.

                Although investor funds will be set aside and held in a segregated account by us until our Initial Acquisition, such funds will still be exposed to claims by third parties and Company creditors(although, until we commence operations, it is not likely that we will have any material creditors).

Dependence on key personnel.

For the foreseeable future our success will depend largely on the continued services of our Chief Executive Officer, Bohn H. Crain, as well as certain of the other key executives of the Platform Company (assuming we complete that acquisition), because of their collective industry knowledge, marketing skills and relationships with major vendors and customers. The Company has or will have employment agreements with each of these individuals, which contain or will contain a non-competition covenant which survives their actual term of employment. Nevertheless, should any of these individuals leave the Company, it could have a material adverse effect on our future results of operations.

We face intense competition in the freight forwarding, logistics and supply chain management industry.

The freight forwarding, logistics and supply chain management industry is intensely competitive and is expected to remain so for the foreseeable future. We face competition from a number of companies, including many that have significantly greater financial, technical, marketing resources and managerial capabilities. There are a large number of companies competing in one or more segments of the industry, although the number of firms with a global network that offer a full complement of freight forwarding and supply chain management services is more limited. Depending on the location of the customer and the scope of services requested, we must compete against both the niche players and larger entities. In addition, customers increasingly are turning to competitive bidding situations involving bids from a number of competitors, including competitors that are larger than us.

Our industry is consolidating and if we cannot gain sufficient market presence in our industry, we may not be able to compete successfully against larger, global companies in our industry.

There is a trend within our industry toward consolidation of niche players into larger companies which are attempting to increase global operations through the acquisition of regional and local freight forwarders. If we cannot gain sufficient market presence or otherwise establish a successful strategy in our industry, we may not be able to compete successfully against larger companies in our industry with global operations.

Provisions of our charter and Delaware laws may make a contested takeover of our Company more difficult.

Certain provisions of our certificate of incorporation and the General Corporation Law of the State of Delaware (the "GCL") could deter a change in our management or render more difficult an attempt to obtain control of us, even if such a proposal is favored by a majority of our stockholders. For example, we are subject to the provisions of the GCL that prohibit a public Delaware corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 15% or more of the corporation's outstanding voting shares (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Finally, our certificate of incorporation includes undesignated preferred stock, which may enable our Board of Directors to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise.

We will need to secure a debt facility in order to complete the Platform Company acquisition.

The net proceeds of this offering will not be sufficient to finance the Platform Company acquisition.  We will also have to secure additional proceeds through a debt facility. While we have not completed the negotiation of the terms of a debt facility, we expect the debt facility to include certain financial and operational covenants and we can provide no assurance that we will be able to comply with such covenants.  Although we have attempted to anticipate the terms of the debt facility, there can be no assurances that that the terms of such facility will not differ materially from those described in this Memorandum.  In addition, since the debt facility is not a condition to the closing of this Offering, there can be no assurances that we will be able to complete the acquisition of the Platform Company. (See "USE OF PROCEEDS").

RISKS RELATED TO OUR COMMON STOCK

Our common stock has not yet commenced trading.

Our common stock is currently eligible to be quoted on the OTC Bulletin Board, however, no trading has yet commenced. Trading on the OTC Bulletin Board, once and if it commences, is characterized by low trading volume and significant price fluctuations.  Because of this limited liquidity, stockholders may be unable to sell their shares.  The trading price of our shares may from time to time fluctuate widely. The trading price may be affected by a number of factors including events described in the risk factors set forth in this report as well as our operating results, financial condition, announcements, general conditions in the industry, and other events or factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

The influx of additional shares of our common stock onto the market may create downward pressure on the trading price of our common stock.

The initial sale or secondary resale of substantial amounts of our common stock in the public markets could have an adverse effect on the market price of our common stock, including any Shares purchased in this Offering.  Such an adverse effect on the market price would make it more difficult for us to sell our equity securities in the future at prices which we deem appropriate.

Additional dilution associated with our acquisition strategy.

We will require additional financing to fund our acquisition strategy. This will likely entail the issuance of additional shares of common stock or common stock equivalents, which would have the effect of further increasing the number of shares outstanding. In addition, we may issue more shares of common stock to facilitate a business combination, acquire assets or stock of another business, compensate employees or consultants or for other valid business reasons in the discretion of our Board of Directors, all of which could have the result of diluting the interests of our existing stockholders.

We may issue shares of preferred stock with greater rights than our common stock.

Although we have no current plans or agreements to issue any preferred stock, our articles of incorporation authorize our board of directors to issue shares of preferred stock and to determine the price and other terms for those shares without the approval of our shareholders. Any such preferred stock we may issue in the future could rank ahead of our common stock, in terms of dividends, liquidation rights, and voting rights.

We do not anticipate paying dividends.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. Any dividends that we may pay in the future will be at the discretion of our Board of Directors and will depend on our future earnings, any applicable regulatory considerations, covenants of the debt facility we are seeking, our financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that we will retain any earnings which we may generate from our operations to finance and develop our growth and that we will not pay cash dividends to our stockholders.

We are not subject to certain of the corporate governance provisions of the Sarbanes-Oxley Act of 2002

Since our common stock is not listed for trading on a national securities exchange, we are not subject to certain of the corporate governance requirements established by the national securities exchanges pursuant to the Sarbanes-Oxley Act of 2002, including, without limitation, their rules relating to independent directors, director nominations, audit committees, and the adoption of a codes of ethics. Unless we voluntarily elect to comply with those obligations, which we have not to date, the protections offered by those corporate governance provisions will not exist with respect to the Company. While we may make an application to have our securities listed for trading on a national securities exchange, which would require us to comply with those obligations, there is no assurance that we will do so.

RISKS RELATED TO THE OFFERING

Purchasers of the Shares may have to bear the risk of such investment for an indefinite period of time as federal and applicable state securities laws impose substantial restrictions on the resale of the common stock.

The Shares offered hereby have not been registered under the Securities Act of 1933 or any state securities or blue-sky law and constitute “restricted securities” under applicable federal securities laws.  As a result, subscribers for the Shares may not sell or otherwise transfer such securities except pursuant to registration under the Securities Act and any applicable state securities laws or an exemption therefrom.  Because of such restrictions, a purchaser of the Shares must bear the economic risks of such investment for an indefinite period of time.  Although we have agreed to register the public resale of the Shares, there can be no assurance as to when such a registration statement will become effective or whether there will be a public trading market for our common stock at such time.  The influx into the market of such a significant number of shares could have an adverse effect on the market price of our common stock prior to the Company registering the public resale of the Shares covered by this Offering.

Purchasers of the Shares will not have the protection of Section 11 of the Securities Act of 1933.

            Since the Shares offered hereby have not been registered under the Securities Act of 1933, purchasers of the Shares will not be entitled to the protection provided to purchasers of registered shares by Section 11 of the Securities Act of 1933.

The price of the Shares in this Offering may not be representative of the actual value of the shares.

The offering price of the Shares has been determined by negotiation with our financial advisor based on the previous experience of our senior executives and the potential of the projects in which we will be participating in or intend to participate in after completion of this Offering, rather than upon other generally recognized criteria such as earnings, current market price per share, or net book value.  There can, therefore, be no assurance that the offering price is representative of the actual value of the Shares offered hereby.

Purchasers of the Shares will incur an immediate and substantial dilution upon completion of the Offering.

Since the net tangible book value per share of the Company, after giving effect to the Offering, will be less than the purchase price paid by the purchasers of the Shares in the Offering, the purchasers in the Offering will incur immediate dilution.

No legal or tax advice.

An investment in the common stock may involve certain material federal and state tax consequences.  Prospective investors should not rely on this Memorandum or any of the Exhibits hereto for legal, tax, or business advice.  Prospective investors in the Offering should consult with their respective legal counsel, accountant or business adviser as to legal, tax and related matters concerning investment in the common stock offered hereby.

USE OF PROCEEDS

The net proceeds from the sale of the Shares are estimated to be approximately $3,948,000 if the Minimum Offering is completed, or up to $5,972,000 if the Maximum Offering is completed ($6,984,000 if the Offering Option is exercised) after deducting placement agent fees and other expenses of the Offering.  We intend to use the net proceeds from the Offering, as follows:

·      to purchase 100% of the issued and outstanding equity interests of our Initial Acquisition;

·      to pay transaction fees and expenses; and

·      for general working capital.

                Debt Facility

The net proceeds available from this Offering will not be sufficient to finance the acquisition of the Platform Company, and may not be sufficient to finance any other Initial Acquisition, assuming we do not close on the acquisition of the Platform Company. Accordingly, we will be seeking to secure additional financing proceeds through a debt facility.

We are in the process of negotiating a debt facility (the "Debt Facility") to provide the balance of the funds necessary to complete the Platform Company acquisition and for working capital. While the terms of the Debt Facility may materially differ from the terms we are currently negotiating, we anticipate that the Debt Facility may include the following material terms:

1         a principal amount of up to $10.0 million

2         a security interest in substantially all of the assets of our initial acquisition.

3         a prohibition on any distributions by us until the debt facility is retired

4         certain financial and operational covenants.

There is no assurance that the Debt Facility will be obtained or if obtained, that it will include the forgoing terms.   It is also likely that the Debt Facility will include other material terms that may impose limitations on us.

Market information FOR Common stock

Our common stock is currently eligible for quotation on the OTC Bulletin Board under the symbol “RLGT”, however, as of the date of this Memorandum, there has been no trading in our common stock.

Dividend Policy

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends in the foreseeable future. Whether we declare and pay dividends will be determined by our board of directors at their discretion, subject to certain limitations imposed under Delaware law. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors. We expect that our ability to pay dividends will be further limited by any credit facility we secure in order to facilitate the acquisition of the Platform Company or any other target company.

BUSINESS

Overview

We intend to build a leading global transportation and supply-chain management company by acquiring regional best-of-breed non-asset based transportation and logistics service providers.  Through strategic acquisitions, we plan to establish a non-asset based provider of third-party logistics services, offering a full range of time-definite transportation and distribution solutions.  In addition to time-definite transportation services, we also intend to provide a broad range of value added supply chain management services, including order fulfillment, inventory management and warehousing.

We plan to achieve this objective by completing an initial platform acquisition and then expanding our geographic presence and service offerings through a combination of synergistic acquisitions and organic expansion of our existing base of logistics operations.

Once our platform acquisition is completed, the focus of our strategy will be on acquiring and integrating logistics businesses that are likely to benefit from our anticipated access to sources of financing and long-term growth strategy.  Acquisition targets will be selected based upon their ability to demonstrate:

● historic levels of profitability;

● a proven record of delivering superior logistics services;

● an established customer base of large and mid-sized companies; and

● opportunities for significant growth within strategic segments of our business.

Once acquisitions are completed, we intend to create additional shareholder value by improving productivity through the implementation or adoption of our technologies and business processes, improving transportation margins through the leverage of our growing purchasing power and enhancing the opportunity for organic growth through cross-selling opportunities and expanded services offerings.

Our strategy has been designed to take advantage of shifting market dynamics.  The third party logistics industry continues to grow as an increasing number of businesses outsource their logistics functions to more cost effectively manage and extract value from their supply chains.  Also, the industry is highly fragmented and is positioned for further consolidation as customers are demanding the types of sophisticated and broad reaching service offerings that can more effectively be handled by larger more diverse organizations.

            Given the size and highly fragmented composition of the industry, we believe there is an excellent opportunity to execute a consolidation strategy through the selective, strategic acquisition of other companies with complementary businesses with earnings between $1 million and $5 million.  We believe that companies of this size may be receptive to our acquisition program as they are often too small to be an acquisition target of larger public companies or independently attempt their own public offering.

            We have entered into a letter of intent to acquire our first business although there can be no assurances that will be able to, or elect to, complete that acquisition (See “Recent Events- Proposed Acquisition”).  We have also identified a number of additional companies that may be suitable acquisition candidates and we are in preliminary discussions with a select number of them.

Industry Overview

As business requirements for efficient and cost-effective distribution services have increased, so has the importance and complexity of effectively managing freight transportation.  Businesses increasingly strive to minimize inventory levels, perform manufacturing and assembly operations in lowest cost locations and distribute their products in numerous global markets.  As a result, companies frequently desire expedited or time-definite shipment services.  Time-definite shipments are delivered at a specific time and are typically not expedited, which results in a lower rate than for an expedited shipment.

Customers have two principal distribution alternatives: a freight forwarder or a fully-integrated carrier. A freight forwarder, such as the Platform Company, procures shipments from customers and arranges the transportation of the cargo on a carrier.  A freight forwarder may also arrange pick-up from the shipper to the carrier and delivery of the shipment from the carrier to the recipient. Freight forwarders often tailor shipment routing to meet the customer’s price and service requirements. Fully-integrated carriers, such as FedEx Corporation, DHL Worldwide Express, Inc. and the United Parcel Service (“UPS”), provide pick up and delivery service, primarily through their own captive fleets of trucks and aircraft.  Because freight forwarders select from various transportation options in routing customer shipments, they are often able to serve customers less expensively and with greater flexibility than integrated carriers.  Freight forwarders, generally handle shipments of any size and can offer a variety of customized shipping options.

Most freight forwarders, like the Platform Company, focus on heavier cargo and do not generally compete with integrated shippers of primarily smaller parcels.  In addition to the high fixed expenses associated with owning, operating and maintaining fleets of aircraft, trucks and related equipment, integrated carriers often impose significant restrictions on delivery schedules and shipment weight, size and type.  On occasion, integrated shippers serve as a source of cargo space to forwarders. Additionally, most freight forwarders do not generally compete with the major commercial airlines, which, to some extent, depend on forwarders to procure shipments and supply freight to fill cargo space on their scheduled flights.

       We believe there are several factors that are increasing demand for global logistics solutions. These factors include:

1    Outsourcing of non-core activities. Companies increasingly outsource freight forwarding, warehousing and other supply chain activities to allow them to focus on their respective core competencies. From managing purchase orders to the timely delivery of products, companies turn to third party logistics providers to manage these functions at a lower cost and more efficiently.

2    Globalization of trade. As barriers to international trade are reduced or substantially eliminated, international trade is increasing. In addition, companies increasingly are sourcing their parts, supplies and raw materials from the most cost competitive suppliers throughout the world. Outsourcing of manufacturing functions to, or locating company-owned manufacturing facilities in, low cost areas of the world also results in increased volumes of world trade.

3    Increased need for time-definite delivery. The need for just-in-time and other time-definite delivery has increased as a result of the globalization of manufacturing, greater implementation of demand-driven supply chains, the shortening of product cycles and the increasing value of individual shipments. Many businesses recognize that increased spending on time-definite supply chain management services can decrease overall manufacturing and distribution costs, reduce capital requirements and allow them to manage their working capital more efficiently by reducing inventory levels and inventory loss.

4    A shift toward a decreasing number of global logistics. Companies are decreasing the number of freight forwarders and supply chain management providers with which they interact.  We believe companies want to transact business with a limited number of providers which are familiar with their requirements, processes and procedures, and can function as long-term partners. In addition, there is strong pressure on national and regional freight forwarders and supply chain management providers to become aligned with a global network. Larger freight forwarders and supply chain management providers benefit from economies of scale which enable them to negotiate reduced transportation rates and to allocate their overhead over a larger volume of transactions. Globally integrated freight forwarders and supply chain management providers are better situated to provide a full complement of services, including pick-up and delivery, shipment via air, sea and/or road transport,  warehousing and distribution, and customs brokerage.

5    Increasing influence of e-business and the internet. Technology advances have allowed businesses to connect electronically through the Internet obtain relevant information and make purchase and sale decisions on a real-time basis, resulting in decreased transaction times and increased business-to-business activity. In response to their customers' expectations, companies have recognized the benefits of being able to transact business electronically. As such, businesses increasingly are seeking the assistance of supply chain service providers with sophisticated information technology systems which facilitate real-time transaction processing and web-based shipment monitoring.

Our Business Strategy

Our objective is to provide customers with comprehensive value-added logistics solutions. We plan to achieve this goal through one or more platform acquisitions, which will establish our baseline of service offerings.  Thereafter we expect to grow our business organically and by completing a number of acquisitions of other companies with complementary geographical and logistics service offerings. These acquisitions are generally expected to have earnings of $1.0 to $5.0 million. Companies in this range of earnings may be receptive to our acquisition program since they are often too small to be identified as acquisition targets of larger public companies or to independently attempt their own public offerings.

We believe we can successfully implement our acquisition strategy due to the following factors:

● the highly fragmented composition of the market;

● our strategy for creating an organization with global reach, which should enhance an acquired company's ability to compete in its local and regional market through an expansion of offered services and lower operating costs;

● the potential for increased profitability as a result of our centralization of certain administrative functions, greater purchasing power, and economies of scale;

● our status as a public corporation provides us with a currency for acquisitions; and

● the ability to utilize our experienced management in identifying acquisition opportunities and consummating the acquisitions.

Competition and Business Conditions

The logistics business is directly impacted by the volume of domestic and international trade. The volume of such trade is influenced by many factors, including economic and political conditions in the United States and abroad, major work stoppages, exchange controls, currency fluctuations, acts of war, terrorism and other armed conflicts, United States and international laws relating to tariffs, trade restrictions, foreign investments and taxation.

The global logistics services and transportation industries are intensively competitive and are expected to remain so for the foreseeable future. We will compete against other integrated logistics companies, as well as transportation services companies, consultants, information technology vendors and shippers' transportation departments. This competition is based primarily on rates, quality of service (such as damage-free shipments, on-time delivery and consistent transit times), reliable pickup and delivery and scope of operations. Most of our competitors will have substantially greater financial resources than we do.

Regulation

There are numerous transportation related regulations.  Failure to comply with the applicable regulations or to maintain required permits or licenses could result in substantial fines or revocation of operating permits or authorities. We cannot give assurance as to the degree or cost of future regulations on our business. Some of the regulations affecting our prospective operations are described below.

 Air freight forwarding businesses are subject to regulation, as an indirect air cargo carrier, under the Federal Aviation Act by the U.S. Department of Transportation.  However, air freight forwarders are exempted from most of the Federal Aviation Act's requirements by the Economic Aviation Regulations. The air freight forwarding industry is subject to regulatory and legislative changes that can affect the economics of the industry by requiring changes in operating practices or influencing the demand for, and the costs of providing, services to customers.

 Surface freight forwarding operations are subject to various federal statutes and are regulated by the Surface Transportation Board. This federal agency has broad investigatory and regulatory powers, including the power to issue a certificate of authority or license to engage in the business, to approve specified mergers, consolidations and acquisitions, and to regulate the delivery of some types of domestic shipments and operations within particular geographic areas. The Surface Transportation Board and U.S. Department of Transportation also have the authority to regulate interstate motor carrier operations, including the regulation of certain rates, charges and accounting systems, to require periodic financial reporting, and to regulate insurance, driver qualifications, operation of motor vehicles, parts and accessories for motor vehicle equipment, hours of service of drivers, inspection, repair, maintenance standards and other safety related matters. The federal laws governing interstate motor carriers have both direct and indirect application to the Company. The breadth and scope of the federal regulations may affect the operations of the Company and the motor carriers which are used in the provisioning of the transportation services. In certain locations, state or local permits or registrations may also be required to provide or obtain intrastate motor carrier services for the Company.

The Federal Maritime Commission, or FMC, regulates and licenses ocean forwarding operations. If we establish an international platform of operations, we will be subject to regulation of the FMC. Indirect ocean carriers (non-vessel operating common carriers) are subject to FMC regulation, under the FMC tariff filing and surety bond requirements, and under the Shipping Act of 1984, particularly those terms proscribing rebating practices.

United States customs brokerage operations are subject to the licensing requirements of the U.S. Treasury and are regulated by the U.S. Customs Service. If we establish an international platform of operations, we will be subject to regulation by the Customs Service. Foreign customs brokerage operations are also licensed in and subject to the regulations of their respective countries.

In the United States, we will also be subject to federal, state and local provisions relating to the discharge of materials into the environment or otherwise for the protection of the environment. Similar laws apply in many foreign jurisdictions in which we may operate in the future. Although current operations have not been significantly affected by compliance with these environmental laws, governments are becoming increasingly sensitive to environmental issues, and we cannot predict what impact future environmental regulations may have on our business.  We do not anticipate making any material capital expenditures for environmental control purposes.

Recent Events – Proposed Acquisition

            On September 19, 2005, we entered into a Letter of Intent to acquire 100% of the issued and outstanding capital stock of our initial platform company (the “Platform Company”) which provides domestic and international freight forwarding services, arranging the total transport of customers’ freight from the shipper’s location to the designated recipients, including the preparation of shipping documents; and the provision of handling, packing, and containerization services through a network of exclusive agent offices across North America.  The Platform Company has a diversified account base of over 6,000 customers including manufacturers, distributors and nation retail chains and a network of over 3,000 independent carriers and over 100 international agents positioned strategically around the world.

             Based upon unaudited management financial information provided to us in connection with our due diligence efforts, for the fiscal year ended June 30, 2005, the Platform Company realized normalized income from continuing operations of approximately $2.5 million on gross revenues of approximately $53.0 million.

Pursuant to the Letter of Intent, we have agreed to acquire the Platform Company (the "Acquisition") in a transaction valued up to $14,000,000. This consists of:  (i) $10,000,000 payable in cash at Closing; (ii)  an additional base payment of $600,000 payable in cash on the one-year anniversary of the Closing, provided at least 90% of the Platform Company’s locations remain operational through the first anniversary of the Closing (the “Additional Base Payment”); (iii) a base earn-out payment of $1,900,000 payable in Company stock over a three-year earn-out period based upon the Platform Company achieving Income from Continuing Operations of not less than $2,500,000 per year; (iv) and as additional incentive to achieve future earnings growth, an opportunity to earn up to an additional $1,500,000 payable in Company stock at the end of a five-year earn-out period (the “Tier-2 Earn-Out”). Under the Platform Company’s Tier-2 Earn-Out, the former shareholders of the Platform Company are entitled to receive 50% of the cumulative Income from Continuing Operations in excess of $15,000,000 generated during the five-yearearn-out period up to a maximum of $1,500,000. Closing of the Acquisition is contingent upon the completion of several conditions, including:  (i) the completion of this Offering; (ii) our ability to secure debt or other additional financing necessary to fund the acquisition, (iii) the completion of definitive acquisition agreements among the parties; and (iv) the completion of a due diligence review by each of the parties to the Acquisition, including the preparation of audited financial statements by the Platform Company for the year ended June 30, 2005.

MANAGEMENT AND DIRECTORS

            The following table sets forth information concerning our executive officers and directors.  Each of the executive officers will serve until his or her successor is appointed by our Board of Directors or such executive officer’s earlier resignation or removal.  Each of the directors will serve until the next annual meeting of stockholders or such director’s earlier resignation or removal.

Name	Age	Position

Bohn H. Crain....................................	41	Chief Executive Officer, Chief Financial Officer and Chairman

Stephen M. Cohen..............................	49	General Counsel, Treasurer, Secretary and Director

Bohn H. Crain.   Mr. Crain has served as our Chief Executive Officer, Chief Financial Officer and Chairman of our Board of Directors since October 10, 2005.  Mr. Crain brings over 15 years of industry and capital markets experience in transportation and logistics.  Since January 2005, Mr. Crain has served as the Chief Executive Officer of Radiant Capital Partners, LLC, an entity he formed to execute a consolidation strategy in the transportation/logistics sector.  Prior to founding Radiant, Mr. Crain served as the executive vice president and the chief financial officer of Stonepath Group, Inc. from January 2002 until December 2004.  Stonepath is a global non-asset based provider of third party logistics services listed on the American Stock Exchange.   In 2001, Mr. Crain served as the executive vice president and chief financial officer of Schneider Logistics, Inc., a third-party logistics company, and from 2000 to 2001, he served as the vice president and treasurer of Florida East Coast Industries, Inc., a public company engaged in railroad and real estate businesses listed on the New York Stock Exchange.  Between 1989 and 2000, Mr. Crain held various vice president and treasury positions for CSX Corp., and several of its subsidiaries, a Fortune 500 transportation company listed on the New York Stock Exchange.  Mr. Crain earned a Bachelor of Science in Accounting from the University of Texas.

Stephen M. Cohen.   Mr. Cohen has served as our General Counsel, Secretary, Treasurer and member of our Board of Directors since October 10, 2005.  In 2004, Mr. Cohen founded SMC Capital Advisors, Inc. which provides business and legal consulting services focusing on corporate finance and federal securities matters.  From 2000 until 2004, Mr. Cohen served as senior vice president, generalcounsel and secretary of Stonepath Group, Inc., a global non-asset based provider of third party logistics services listed on the American Stock Exchange, where he helped transition that company from a venture investor in early stage technology businesses to a global logistics company and assisted in the acquisition of domestic and international logistics companies in the United States, Asia and South America.  Prior to 2000, Mr. Cohen practiced law, including having been a shareholder of Buchanan Ingersoll P.C., from 1996 to 2000, and a partner at Clark, Ladner, Fortenbaugh & Young from 1990 to 1996.   Mr. Cohen earned a Bachelor of Science in Accounting from the School of Commerce and Finance of Villanova University in 1977, a Juris Doctor from TempleUniversity in 1980, and an LLM in Taxation from Villanova University School of Law.  Mr. Cohen is licensed to practice law in Pennsylvania.

Employment and Option Agreements

We intend to enter into an employment agreement with our Chief Executive Officer, Mr. Crain, providing for an initial employment term of five years which shall automatically be renewed for consecutive one‑year renewal terms thereafter, subject to certain notice provisions. We expect that any such agreement will provide Mr. Crain with the right to an annual base salary of $125,000 (which shall increase to $250,000 on the completion of our first acquisition.) In addition to his base salary, Mr. Crain will be entitled to bonus compensation based upon the achievement of certain target objectives of up to 50% of the base salary, as well as discretionary merit bonuses that can be awarded at the discretion of our Board of Directors.  Mr. Crain will also be entitled to certain severance benefits upon his death, disability or termination of employment, as well as fringe benefits including participation in pension, profit sharing and bonus plans as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.  We expect that Mr. Crain will agree to standard and customary non-solicitation, non-competition, work made for hire, and confidentiality provisions.

In connection with his employment, we will be issuing an option to Mr. Crain to purchase 2,000,000 shares of common stock, 1,000,000 of which will be exercisable at $.50 per share and the balance of which will be exercisable at $.75 per share. The options have a term of 10 years and vest in equal annual installments over the five year period commencing on the date of grant.

The option contains a change in control provision which is triggered in the event that we are acquired by merger, share exchange or otherwise, sells all or substantially all of our assets, or all of the stock of the Company is acquired by a third party (each, a “Fundamental Transaction”).  In the event of a Fundamental Transaction, all of the options will vest and Mr. Crain shall have the full term of such Options in which to exercise any or all of them, notwithstanding any accelerated exercise period contained in any such Option.

Directors' Compensation

We do not intend to pay any cash compensation to our employee directors, other than to reimburse them for their cost of travel and other out-of-pocket costs incurred to attend Board meetings or other activities on behalf of the Company. We currently have no policy with respect to the granting of fees to non-employee directors in connection with their services to the Company, since we currently have no non-employee directors.  We plan to solicit the appointment of non-employee directors once we commence our acquisition strategy.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 18, 2005, and as adjusted to reflect the issuance of the Shares in this Offering by (i) each person who, to our knowledge, beneficially owns, or upon completion of the Offering will beneficially own, more than 5% of our common stock; (ii) each of our current and proposed directors and executive officers of the Company; and (iii) all of our current and proposed executive officers and directors as a group:

		Percent of Class
Name of Beneficial Owner	Amount(1)	Before(2) Offering	After(3) Offering	After(4) Maximum Offering

Bohn H. Crain	7,500,000(5)	46.8%	24.2%	20.8%
Stephen M. Cohen	2,500,000	15.6%	8.0%	6.9%
All officers and directors as a group (2 persons)	10,000,000	62.4%	32.2%	27.7%

_____________________

(1)  The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days after the date of this Memorandum pursuant to the exercise of options, or otherwise.  Beneficial ownership may be disclaimed as to certain of the securities.  Includes the surrender for cancellation of 7,700,001 shares held by Mr. Crain and Mr. Cohen, at the Closing of the Minimum Offering.

(2)  This table has been prepared based on 28,236,907 shares of common stock outstanding as of October 18, 2005 and gives effect to a 3.5 to 1 stock dividend effective as of October 21, 2005. and the completion of our initial round of financing of 2,272,728 shares.

(3)  Assumes 31,036,906shares of common stock outstanding after completion of the Minimum Offering, includes the surrender for cancellation of 7,700,001 shares held by certain shareholders, including our directors and executive officers, and the issuance of 500,000 shares to a financial advisor.

(4)  Assumes 36,036,906 shares of common stock outstanding after completion of the Maximum Offering, includes the surrender for cancellation of 7,700,001 shares held by certain shareholders,  including our directors and executive officers, and the issuance of 500,000 shares to a financial advisor.

(5)  Does not include 2,000,000 shares issuable upon exercise of options which are subject to vesting.  See “MANAGEMENT-Employment and Option Agreements.”

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share, of which20,536,906 are outstanding as of October 18, 2005.  The forgoing gives effect to a 3.5 to 1 stock dividend  effective October 21, 2005 and the surrender for cancellation of 7,700,001 shares held by certain shareholders, including our directors and executive officers, at the Closing of the Minimum Offering.

Holders of common stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights.  Holders of Common Stock are entitled, upon liquidation of the Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding.  Shares of common stock are not redeemable and have no preemptive or similar rights.  All outstanding shares of common stock are, and the shares of common stock sold in the Offering will when issued be, fully paid and non-assessable.

Preferred Stock

            We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share.  As of the date of this Memorandum, no shares of preferred stock are outstanding.  Our Board of Directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, and to fix, as to any such series, any dividend rate, redemption price, preference on liquidation or dissolution, sinking fund terms, conversion rights, voting rights, and any other preference or special rights and qualifications.

Stock Options

 We have adopted a 2005 Stock Incentive Plan (the “Plan”).  Our Plan provides that options for up to 5,000,000 shares of our common stock may be issued. Under its terms, employees, officers, directors of the Company and our subsidiaries are currently eligible to receive non-qualified stock options, restricted stock awards, and incentive stock options within the meaning of section 422 of the Internal Revenue Code.  In addition, advisors and consultants who perform services for us or our subsidiaries are eligible to receive non-qualified stock options under the Plan.  The Plan is administered by our Board of Directors or a committee designated by our Board of Directors.

All stock options granted under the Plan are exercisable up to ten years from the date of grant. We are not permitted to grant incentive stock options under the Plan at exercise prices that are less than the fair market value of our common stock on the date of grant.  The term of an incentive stock option granted under the Plan to a shareholder owning more than 10% of our issued and outstanding common stock may not exceed five years and the exercise price of an incentive stock option granted to any such stockholder may not be less than 110% of the fair market value of our common stock on the date of grant. The Plan contains certain limitations on the maximum number of shares of our common stock that may be awarded in any calendar year to any one individual for the purposes of section 162(m) of the Internal Revenue Code.

            As of the date of this Agreement, there are outstanding options to purchase 2,000,000 shares of common stock, 1,000,000 of which have been granted at an exercise price of $.50 and 1,000,000 of which have been granted at an exercise price of $.75.

Transfer Agent and Registrar

             Our transfer agent and registrar is Pacific Stock Transfer Company.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our certificate of incorporation limits the personal liability of our officers and directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law.  Our by-laws also provide for the Company to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law.  These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors or officers.

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to our articles of incorporation, by-laws, the Delaware General Corporation Law, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

REGISTRATION RIGHTS

Purchasers of the Shares and certain permitted assignees will be entitled to the rights provided in the Registration Rights Provisions attached to this Memorandum as Exhibit B. The following description summarizes certain terms contained within the Registration Rights Provisions.  The summary is not complete, however, and is qualified in its entirety by reference to all of the provisions contained in Exhibit B.

We have agreed to file a registration statement with the SEC within 90 days after completion of the Initial Acquisition to permit the public resale of the Shares. We have also agreed to use our commercially reasonable best efforts to cause that registration statement to be declared effective by the SEC as soon as practicable thereafter and to keep that registration statement effective until the earlier of two years after the completion of the Offering or until the Shares can be sold without restriction under Rule 144 of the Act. This includes using our best efforts to respond to any comments of the SEC within ten (10) business days following receipt thereof, or in the case of a full SEC review, within fifteen (15) business days following receipt thereof.If for any reason we do not file a registration statement for the Shares on the appropriate form within ninety (90) days after the completion of the Initial Acquisition, we will issue, pro rata, an additional 1%, in the aggregate, of the Shares sold in this Offering to the Investors for no additional costs.  Additionally, for every thirty (30) days that we are delayed from filing the registration statement, we will issue, pro rata, an additional 1% of the Shares sold in this Offering to the Investors for no additional costs. We agree to bear the expenses of such registration with the SEC and qualification under states' securities laws, including fees and disbursements of our counsel.

            Our obligation to effect such registration and to maintain its effectiveness is subject to the imposition of certain "blackout" periods. A "blackout period" is a period during which we may suspend offers and sales of the Shares because we have determined that, because of the existence of certain significant events or conditions, the registration and distribution of Shares under a registration statement would be seriously detrimental to us and to our shareholders. We may not impose blackout periods totaling an aggregate of more than 30 trading days in any rolling 12 month period.

Our obligation to register your Shares is subject to your providing us with certain information described in the Registration Rights Provisions which we need to register those Shares.

Your may only assign your registration rights (a) if you are a partnership, to your present or former partners in accordance with their partnership interests, (b) if you are a corporation, to your stockholders in accordance with their interests in the corporation, (c) if you are a limited liability company, to your present or former members in accordance with their membership interests, (d) if you are an individual, to your spouse, descendants, or certain entities which are solely for the benefit of such individuals, or (e) to your affiliates.

The Registration Rights Provisions may be amended with the consent of the holders of a majority of the Shares purchased in this Offering. Under those circumstances, your Registration Rights could be diminished without your consent.

REPURCHASE RIGHTS

All net proceeds of the Offering will be placed by us into an interest bearing segregated account (the “Segregated Account”) and may be invested in high-quality liquid short-term investments.  The proceeds will be held in the Segregated Account until we complete the Initial Acquisition.  Upon completion of the Initial Acquisition, all proceeds from the Segregated Account will be available to us and used for the purposes described in this Memorandum.  See “USE OF PROCEEDS”.

In the event that we do not complete an Initial Acquisition within twelve (12) months after completion of this Offering (the “Repurchase Date”), we will offer to repurchase the Shares from each holder of record of the Shares on the Repurchase Date at a price equal to $.405 per Share (the net proceeds attributable to the Shares), plus any interest earned on such amount (the “Repurchase Amount”) by providing written notice (the “Repurchase Notice”) to each holder of record of the Shares on the Repurchase Date.  The Repurchase Notice shall inform each holder of its right to sell the Shares to us and direct each holder to execute and return the Repurchase Notice to us within thirty (30) days indicating whether he, she or it desires to exercise or waive such right.

Holders waiving such right will continue to be stockholders of the Company and funds allocable to the Shares held of record by such holders will be available to us and used for the purposes described in this Memorandum.  See “USE OF PROCEEDS”.  Holders desiring to exercise such right shall return to us all certificates evidencing the Shares in the manner and to the place designated in the Repurchase Notice.  Upon our receipt of certificates evidencing the Shares, we will pay the Repurchase Amount to the person whose name appears on the certificate and such holder shall no longer be a stockholder of the Company.  In the event that a holder notifies us that it desires to exercise such right and fails to return to us its certificates evidencing the Shares, such holder shall have no rights as a stockholder of the Company or otherwise except for the right to receive the Repurchase Amount from us at such time as the certificates are received by us.

PLAN OF DISTRIBUTION

We are offering to sell up to $6,600,000 of common stock ($7,700,000 if the Offering Option is exercised) pursuant to the terms of this Memorandum.  The closing of the Offering and the disbursement of funds are specifically conditioned upon our receipt and acceptance of subscriptions aggregating at least $4,400,000.  If at any time during the Offering, subscriptions from investors acceptable to us for 10,000,000 Shares have been received and accepted, we may (1) accept such subscriptions at an initial closing and (2) continue to offer for sale the remaining Shares until the earlier of the date all Shares are sold or the close of the offering period.  After the initial closing, we may accept subscriptions until the close of the Offering Period and funds released from escrow at additional closings held at such time or times as the Company shall deem advisable.  The minimum dollar amount of Shares that may be purchased by any subscriber is $50,000, unless we waive the requirement in our sole discretion.

If you wish to subscribe for Shares, you must complete the subscription documents in the form attached to this Memorandum and follow the instructions for assuring that payment is made for the full purchase price in immediately available funds.  All such funds will be deposited in a non-interest earning escrow account (the “Escrow Account”) established with a third party financial institution.  Such funds must be deposited by November 30, 2005, or such later date that we determine, however no later than December 31, 2005 (“Termination Date”).  The funds will be held in the Escrow Account until the closing of the Minimum Amount at which time the funds will be distributed to us and the Shares will be issued.

In the event total acceptable subscriptions to us and funds deposited in the Escrow Account by the Termination Date do not reach $4,400,000 original subscription amounts will be returned to each subscriber together with interest earned, if any, on each subscription while it was in the Escrow Account.

Placement Agent.  We have engaged Emerging Growth Equities, Ltd. (the “Placement Agent”) in order to place some or all of the Shares being offered hereunder.  The Shares will be sold on a best-efforts basis.  There is no firm commitment by any Placement Agent, or any other person, to purchase or sell the Shares.  A Placement Agent may engage other participating dealers in connection with the Offering and may reallocate a portion of its compensation.

We will pay the Placement Agent a cash fee equal to 8% of the gross sales price of all Shares sold in the Offering by the Placement Agent. We have also agreed to issue to the Placement Agent common stock purchase warrants (the “Placement Agent Warrants”) to purchase 8% of the Shares sold in this Offering (subject to limited carve-out for certain investors identified by us prior to the engagement of the Placement Agent). The Placement Agent Warrants will have an exercise price equal to 120% of the price of the Shares sold in this Offering, and will have a term of five years.  We have also agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities under the Securities Act of 1933.

Expenses.  We will pay all of our costs and expenses of the Placement Agent in connection with the Offering, including, but not limited to, all expenses related to the costs incurred to prepare, reproduce or print this Memorandum, legal expenses and other expenses incurred in qualifying the Offering for sale under state securities, or “blue sky,” laws of such jurisdictions as may be reasonably requested by the Placement Agent, and the reasonable fees and expenses of our and the Placement Agent’s attorneys and accountants.

INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIPTION PROCEDURES

The common stock is being offered for sale pursuant to Rule 506 of Regulation D of the Securities Act to an unlimited number of persons who meet the definition of an “accredited investor” under Regulation D.  An “accredited investor” under Regulation D includes any person who satisfies any one of the categories of accredited investors set forth in Rule 501(a) of Regulation D promulgated under the Securities Act, including without limitation any one of the following:

1.   any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000;

2.   any natural person who had an income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

3.   any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

4.   a corporation, partnership, limited liability company, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formedfor the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

5.   an employee benefit plan (a) if the investment decision is made by a plan fiduciary, which is a bank, an insurance company, a savings and loan association, or a registered investment advisor, (b) which has assets in excess of $5,000,000, or (b) which is a self-directed plan (such as a self-directed IRA, Keogh, or SEP plan) with investment decisions made solely by persons that are accredited investors; or

6.   any bank or any savings and loan association whether acting in its individual or fiduciary capacity; any registered broker or dealer; any insurance company; any registered investment company; and business development company; and SBIC; and any government employee benefit plan with total assets in excess of $5,000,000; and

7.   any entity in which all of the equity owners are accredited investors.

If you are an entity that qualifies as an accredited investor only because all of your equity owners are accredited investors (as described in paragraph 7 above), each equity owner of the investing entity must represent to the Company that he or she is an accredited investor.

Other representations of the subscriber are set forth in the Subscription Agreement attached hereto as Exhibit A.  You must, prior to execution of the Subscription Agreement, carefully review the same and to insure that the representations are in fact true and correct.  If any of these representations are made falsely, the investor and the Company could be found to be in violation of federal and state securities laws.

Ability to Accept Limitations on Transfer

You will not be able to liquidate your investments in the event of emergency or for any other reason due to the substantial restrictions on transfer imposed under federal and state securities laws on resale thereof.  The qualification standards for accredited investors are a minimum requirement for qualification of purchasers of common stock and the satisfaction of such standards does not necessarily mean that the common stock is a suitable investment for you.

How to Subscribe

You may purchase Shares in this Offering by completing and signing the Subscription Agreement and Purchaser Questionnaire in the form attached to this Memorandum and delivering them to the Placement Agent prior to the expiration date of this Offering.  The subscription amount must be paid by wire transfer to:

Radiant Logistics, Inc. - Escrow Account

Wachovia Bank, National Association, Charlotte, NC–

ABA #053 000 21,

Wachovia AC #5 0000 0001 6439

FFC: Radiant Logistics, Inc.

Escrow Acct # 1572014671

Attn: Jerry Arleth CT 1870 Notify: 215-670-6305.

 All subscription funds will be deposited into a segregated bank account where they may be invested in high-quality, liquid short-term investments.  The Subscription Agreement contains numerous warranties, representations and agreements on the part of the subscriber.  Therefore, you should read the Subscription Agreement carefully before subscribing to purchase Shares.  Certificates for the Shares subscribed will be issued as soon as practicable after subscriptions have been received and accepted by the Company and the Offering has been closed.

If you retain a purchaser representative to assist in evaluating the merits and risks associated with investing in the Shares, you must have your purchaser representative complete and return the Purchaser Representative Certificate to us.  We will thereafter review the qualifications of the proposed purchaser representative and will notify you if such purchaser representative is not acceptable to the Company as a purchaser representative.  Your purchaser representative will be required to disclose to you any past, present or proposed future relationship between the purchaser representative or its affiliates and the Company or its affiliates.

You may not withdraw funds deposited into the Escrow Account.  In the event we do not accept your subscription, your subscription funds will be returned to you without interest or deductionimmediately upon rejection of a subscription.  We may accept any subscription in whole or in part.  In addition, we reserve the right to reject any subscription in our sole discretion for any reason whatsoever and terminate the Offering at any time prior to our acceptance of subscriptions.

This Offering will expire at 5:00 p.m. on November 30, 2005,unless extended by us, without prior notice to subscribers, to no later than December 31, 2005.  Upon our acceptance of subscriptions for the number of Shares offered hereby, the Escrow Agent may immediately disburse funds to the Company.

ADDITIONAL INFORMATION

             We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company, can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C.20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  You can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s Internet site at http://www.sec.gov.

             We have also agreed to make available, prior to consummation of the Offering, to each offeree of Shares and their representatives, the opportunity to ask questions of and receive answers from us or any person acting on our behalf concerning the terms and conditions of this Offering, our business and prospects and to obtain any additional information necessary to verify the accuracy of any representations or information contained in this Memorandum to the extent that we possess such information or can acquire it without unreasonable effort or expense.  Such information will likely to include material non public information which prospective investors must expressly agree to keep confidential and not disclose to any other person.

EXHIBIT A –

SUBSCRIPTION AGREEMENT

EXHIBIT B –

REGISTRATION RIGHTS AGREEMENT

EXHIBIT  A

SUBSCRIPTION AGREEMENT

Radiant Logistics, Inc.

1604 Locust Street, 3rd Floor

Philadelphia, PA  19103

            Re:      Proposed Offering

Gentlemen:

The undersigned Subscriber hereby applies to Radiant Logistics, Inc., a Delaware corporation (hereinafter referred to as "you" or “Company”), to purchase that number of shares of Common Stock (“Shares”) as are set forth on the signature page hereof, to the extent such Shares have been offered by the Company (the “Offering”) in the Company’s Confidential Private Placement Memorandum dated November 1, 2005 (the “PPM”).  This subscription may be rejected by the Company at any time in its sole discretion.  The Subscriber understands that the Company will advise him as soon as practicable if this subscription has not been accepted or the Offering is withdrawn.  If rejected, or if the Offering of Shares is withdrawn, all amounts delivered by the Subscriber in payment for any Shares will be promptly returned to the Subscriber and this Subscription Agreement shall have no further force or effect.  If this subscription is rejected, the Subscriber agrees to return to the Company any documents that have been provided to the Subscriber for the purpose of evaluating this Offering. If this subscription is accepted, the Company will promptly provide the Subscriber with that number of share certificates representing the number of Shares purchased. (In the event this subscription is on behalf of an entity, all references in this Subscription Agreement to "I", "me", and "my" shall refer to such entity).

1.        Representations and Warranties of Subscriber.

As an inducement to the Company to sell the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company as follows (either in the Subscriber’s individual capacity or as an authorized representative of an entity, if applicable), with such representations and warranties to survive the Subscriber’s receipt (or the receipt by such entity) of the Shares:

(a)        Organization and Qualification

If the Subscriber is an entity, the Subscriber is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material adverse effect on the Subscriber, and the Subscriber is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on it.

If the Subscriber is an entity, the address of its principal place of business is as set forth on the signature page hereto, and if the Subscriber is an individual, the address of its principal residence is as set forth on the signature page hereto.

(b)        Authority; Validity and Effect of Agreement.

If the Subscriber is an entity, the Subscriber has the requisite corporate or other entity power and authority to execute and deliver this Agreement and perform its obligations under this Agreement.  The execution and delivery of this Agreement by the Subscriber, the performance by the Subscriber of its obligations hereunder and all other necessary corporate or other entity action on the part of Subscriber have been duly authorized by its board of directors or similar governing body, and no other corporate or other entity proceedings on the part of the Subscriber is necessary for the Subscriber to execute and deliver this Agreement and perform its obligations hereunder.

This Agreement has been duly and validly authorized, executed and delivered by the Subscriber and, assuming it has been duly and validly executed and delivered by the Company, constitutes a legal, valid and binding obligation of the Subscriber, in accordance with its terms.

(c)        No Conflict; Required Filings and Consents.

Neither the execution and delivery of this Agreement by the Subscriber nor the performance by the Subscriber of its obligations hereunder will: (i) if the Subscriber is an entity, conflict with the Subscriber’s articles of incorporation or bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Subscriber or any of the properties or assets of the Purchaser; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Subscriber under, or result in the creation or imposition of any lien upon any properties, assets or business of the Subscriber under, any material contract or any order, judgment or decree to which Subscriber is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

(d)                Accredited Investor.

The Subscriber is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  If the Subscriber is an entity, Subscriber was not formed for the specific purpose of acquiring the Shares, and, if it was, all of Subscriber’s equity owners are “accredited investors” as defined above.

(e)                No Government Review.

Subscriber understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Shares or passed upon or endorsed the merits of the Shares, this Agreement, the PPM and the Registration Rights Provisions of the PPM or any of the other documents relating to the proposed Offering (collectively, the “Offering Materials”), or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement, the PPM or the other Offering Documents.

(f)                 Investment Intent.

The Shares are being acquired for the Subscriber’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Subscriber has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, the Subscriber further represents that the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Shares.

(g)                Restrictions on Transfer.

Subscriber understands that the Shares are “restricted shares” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom.  In any case where such an exemption is relied upon by the Subscriber from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, the Subscriber shall furnish the Company with an opinion of counsel stating that the proposed sale or other disposition of such shares may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of shares for sale, such counsel and opinion to be satisfactory to the Company.  Subscriber acknowledges that it is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

(h)                Investment Experience.

                        Subscriber has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in shares in particular, that it is capable of evaluating the merits and risks of this investment in the Shares, and the Subscriber has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment.  In making its decision to acquire the Shares, the Subscriber has not relied upon any information other than information provided to the Subscriber by the Company or its representatives and contained herein and in the other Offering Materials.

(i)                  Access to Information.

Subscriber acknowledges that it has had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the Company’s filings with the SEC that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Shares; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment.

(j)                  Reliance on Representations.

Subscriber understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such the Subscriber to acquire the Shares.  Subscriber represents and warrants to the Company that any information that the Subscriber has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Shares.

(k)                No General Solicitation.

Subscriber is unaware of, and in deciding to participate in the Offering is in no way relying upon, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Offering.

(l)                  Placement and Finder’s Fees.

No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of the Subscriber or under its authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the Offering, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of the Subscriber, except as otherwise covered by the PPM.

(m)              Investment Risks.

Subscriber understands that purchasing Shares in the Offering will subject the Subscriber to certain risks, including, but not limited to, those set forth under the caption “Risk Factors” in the PPM.

(n)        Legends.

(i)  The certificates and agreements evidencing the Shares shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company's stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.”

(ii)  With respect to Shares purchased under Regulation S, I acknowledge that all certificates representing Shares will be endorsed with the following legend in accordance with Regulation S promulgated under the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECRUITIES ACT”) AND HAVE BEEN ISSUED IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT”

 (o)  Shares Purchased by Non-U.S. Persons

(i) With respect to Shares purchased under Regulation S, the Subscriber agrees that the Company will refuse to register any transfer of the Shares that is not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration;(ii) With respect to Shares purchased under Regulation S, Subscriber is not a “U.S. Person” as defined by Regulation S promulgated under the Securities Act and Subscriber is not acquiring the Shares for the account or benefit of a U.S. Person. A “U.S. Person” is defined by Regulation S promulgated under the Securities Act to be any person who is:

·     any natural person resident in the United States;

·     any partnership or corporation organized or incorporated under the laws of the United States;

·     any estate of which any executor or administrator is a U.S. person;

·     any trust of which any trustee is a U.S. person;

·     any agency or branch of a foreign entity located in the United States;

·     any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

·     any partnership or corporation if: organized or incorporated under the laws of any foreign jurisdiction; and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors as defined in Section 230.501(a) of the Securities Act who are not natural persons, estates or trusts.

2.         Representations and Warranties of the Company.

As an inducement to enter into this Subscription Agreement, the Company represents, and warrants that:

(a)        Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of its State of Delaware, with the corporate power and authority to own and operate its business as presently conducted and as described in the Offering Materials.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on the condition (financial or otherwise), business or prospects of the Company.

(b)        Due Authorization   The Company has the requisite corporate power and authority to execute and deliver this Subscription Agreement, perform its obligations under this Subscription Agreement, including the Registration Rights, and conduct the Offering.  The execution and delivery of this Subscription Agreement by the Company, the performance by the Company of its obligations hereunder, including the Registration Rights, the Offering and all other necessary corporate action on the part of the Company have been duly authorized by its board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Subscription Agreement or the Offering.  This Subscription Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by you, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)        No Violation. The execution, delivery and performance of this Subscription Agreement by the Company and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of the Certificate of Incorporation or By-laws of the Company as in effect on the date hereof, and will not constitute a material default under any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which the Company is bound, and will not violate or contravene (i) any governmental statute, rule or regulation applicable to the Company or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

(d)        Description of Securities; Due and Valid Authorization.  The Shares, when issued and delivered, will conform to the descriptions thereof under the captions "Description of Capital Stock" and "Plan of Distribution" in the PPM.  The authorized, issued and outstanding capital stock of the Company conforms to the descriptions thereof in the PPM.  The Shares have been duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

(e)        Offering Materials.  The Company has heretofore delivered to each prospective purchaser of the Shares a copy of the Offering Materials.  The Company has carefully prepared the Offering Materials or has caused it to be so prepared.  The Offering Materials furnish all information required to be furnished to accredited investors under Regulation D promulgated under the Securities Act.  The Offering Materials do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

 (f)       Capitalization.  The Company is authorized to issue 50,000,000 shares of Common Stock, of which 28,236,905 shares are issued and outstanding as of the date of the PPM.  The Company is also authorized to issue 5,000,000 shares of preferred stock, $.001 par value per share, of which none will be issued and outstanding as of the closing of the Minimum Offering.  All outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable.  Except as set forth in the PPM, as of the date of the PPM: (i) there are no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or its subsidiaries or others to purchase or acquire any shares of capital stock, or other equity securities of the Company or its subsidiaries, or to pay any dividends or make any other distribution in respect thereof; (ii) there are no securities issued or outstanding that are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of the Company are reserved for issuance for any purpose; and (iv) there are no voting trusts or other contracts, commitments, understandings, arrangements or restrictions with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights.

(g)        Pending Actions. There are no actions, proceedings, claims or investigations, before or by any court or governmental authority, pending or, to the best knowledge of the Company, threatened, against the Company or any of its subsidiaries, or involving their respective assets or, to the knowledge of the Company, involving any of their respective officers or directors.

(h)        SEC Reports and Financial Statements.  The Company has filed with the SEC, and has heretofore made available to you, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act (as such documents have been amended since the date of their filing, collectively, the “Company SEC Documents”).  As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including any financial statements or schedules included therein: (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.  Each of the financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position and the results of operations and cash flows of the Company as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount)

3.        Lock-Up Agreements.

(a)      The Subscriber agrees that: (i) until the Closing, it will not directly or indirectly make or participate in any sale of shares of the Company’s common stock, including without limitation any “short sales” as defined in Rule 200 under Regulation SHO, whether or not short exempt, or sales of a long position; and (ii) until a registration statement covering the Shares is declared effective, it will not directly or indirectly make or participate in any short sale of shares of the Company’s common stock, whether or not short exempt.

(b)    At the Closing, each of the Company’s directors and executive officers shall enter into the Lock-Up Agreement, in the form attached as Schedule A hereto.

4.        Miscellaneous.

(a)     This Subscription Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and wholly performed in that state, without giving effect to any conflict of law principles thereunder.

(b)     This Subscription Agreement constitutes the entire agreement between the Company and the Subscriber with respect to the subject matter hereof, and may be amended only by a writing executed by the party to be bound thereby.  Neither this Subscription Agreement nor any of my rights hereunder may be transferred or otherwise assigned hereunder.

(c)     Unless this Subscription Agreement is rejected, the Subscriber’s obligations hereunder shall not be terminated upon the occurrence of any event (whether by operation of law or otherwise), including, without limitation, Subscriber’s death, occurrence of disability or declaration that Subscriber is incompetent, and this Subscription Agreement (including the representations and warranties contained herein) shall be binding upon Subscriber’s successors, legal representatives, heirs and distributees.

(d)     If requested at any time by the Company, the Subscriber will promptly supply such information as may be necessary for inclusion in any registration, qualification, application or other filing to be made at any time hereafter on the Company’s behalf.  Subscriber shall furnish such information to the Company as the Company shall deem necessary to satisfy itself that the Subscriber may legally purchase the Shares.

(e)     Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below:

If to the Company:

            Radiant Logistics, Inc.

1604 Locust Street

Third Floor

Philadelphia, PA  19103

Attention: Bohn H. Crain

                Chief Executive Officer

If to Subscriber:

                       To that address indicated on the signature page hereof.

(f)        Counterparts.   This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

5.       Compliance with Applicable Laws.

Subscriber understands and agrees that it will not sell, assign, transfer, pledge or otherwise dispose of any of the Shares except in compliance with all conditions on transfer imposed by the Securities Act and by "Blue Sky" or securities laws of any state and that it will be fully responsible for compliance with all such conditions.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Subscriber, desiring to purchase Shares of Radiant Logistics, Inc. (the "Company"), hereby executes and agrees to the terms of this Subscription Agreement and, upon acceptance of the Subscription Agreement by the Company, agrees to be bound by the terms and provisions hereof and will wire (or remit a check) in the amount set forth below , payable to the order of “Radiant Logistics, Inc. Escrow Account” in full payment of this subscription with such funds to be held in escrow and disbursed in the manner set forth in the attached PPM.

	Price Per	Amount of Purchase
Number of Shares	Share	Price (Check Enclosed)

________________	x $__________	___________________

SUBSCRIBER

Dated:__________		By:_______________________________
Name: ___________________________
Title: ____________________________
Address:___________________________

__________________________________

Subscription accepted as

Of ___________, _____

RADIANT LOGISTICS, INC.

By: ______________________________

      Name

Schedule A

Lock-up Agreement

            In connection with Section ___ of that certain Subscription Agreement, dated as of November ___, 2005 (the “Subscription Agreement”), among certain Subscribers and Radiant Logistics, Inc., a Delaware corporation (the “Company”), the undersigned does hereby agree that prior to the expiration of one year from the last closing date of the Offering covered by the Private Placement Memorandum, I will not sell, contract to sell, pledge, make any short sale or make any other disposition of, or grant any purchase option for the sale of, any shares of common stock of the Company (“Common Stock”) or any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or represent the right to receive, shares of Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, without first obtaining the written consent of those Subscribers who own a majority of the Shares sold in the Offering, except for: (i) bona fide gifts to persons who deliver a certificate substantially in the form of this Lock-Up Agreement to the Subscribers in the Subscription Agreement; or (ii) shares of the Company’s Common Stock sold pursuant to a written plan contemplated by Rule 10b5-1(c)(A)(3) of the U.S. Securities Exchange Act of 1934, as amended; provided, that, such shares may only be sold after the Registration Statement contemplated within the Private Placement Memorandum is declared effective.

            The undersigned understands that the Company and the Subscribers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that, subject to the following sentence, this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

            IN WITNESS WHEREOF, I have signed this Lock-Up Agreement as of November __, 2005.

                                _________________________________

                                                                                                         Name:

Exhibit B

Registration Rights

1.         Definitions.

The following terms shall have the meanings ascribed to such terms:

(a)        “Common Stock” shall mean the Company’s common stock, $.001 par value.

                     (b)        “Company” shall mean Radiant Logistics, Inc., a Delaware corporation.

(c)        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

(d)        “Offering” shall mean the Company’s offering of Shares as described in the attached Confidential Private Placement Memorandum dated November 1, 2005.

(e)        "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

(f)         “Purchaser” shall mean the purchaser or purchasers parties subscribing for Shares in the Offering.

(g)        “Register,”“registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

(h)        "Registration Statement" shall mean any registration statement of the Company filed with the SEC pursuant to the provisions of Section 2 of this Exhibit, which covers the resale of the Restricted Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including any pre- and post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

(i)         "Restricted Stock" shall mean: (i) the Shares; and (ii) any additional shares of Common Stock of the Company issued or issuable after the date hereof in respect of any of the foregoing securities, by way of a stock dividend or stock split; provided that as to any particular shares of Restricted Stock, such securities shall cease to constitute Restricted Stock when: (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, (y) such securities are permitted to be transferred pursuant to Rule 144(k) (or any successor provision to such rule) under the Securities Act, or (z) such securities are otherwise freely transferable to the public without further registration under the Securities Act.

(j)         “SEC” shall mean the Securities and Exchange Commission.

                        (k)        “Securities Act” shall mean the Securities Act of 1933, as amended.

(l)         "Selling Stockholder" shall mean the Purchasers and their respective successors and assigns.

                        (m)       “Shares” shall mean the shares of Common Stock covered by the Offering.

                        (n)        “Subscription Agreements” shall mean the subscription agreements by and between the Company and the Purchasers pursuant to which the Purchasers subscribed for Shares in the Offering.

2.         Registration of Shares.

The Company shall use its reasonable best efforts to prepare and file with the SEC, within 90 days of the completion of the “Initial Acquisition” (as defined in the Offering), a Registration Statement under the Act to permit the public sale of the Restricted Stock, and to cause such Registration Statement to be declared effective as soon as practicable thereafter  (which means the Company will use its best efforts to respond to any comments of the SEC within ten (10) business days following receipt thereof, or in the case of a full SEC review, within fifteen (15) business days following receipt thereof). The Selling Stockholders shall furnish such information as may be reasonably requested by the Company in order to include such Restricted Stock in such Registration Statement.  If any Selling Stockholder decides not to include all of its Restricted Stock in any registration statement thereafter filed by the Company, such Selling Stockholder shall nevertheless continue to have the right to include any Restricted Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  In the event that any registration pursuant to this Section 2 is terminated or withdrawn, the Company shall use its reasonable best efforts to prepare and file with the SEC, as soon thereafter as practicable, a Registration Statement under the Securities Act to permit the public sale of the Restricted Stock purchased hereby.

3.         Registration Procedures.

Whenever it is obligated to register any Restricted Stock pursuant to this Exhibit, the Company shall:

(a)        prepare and file with the SEC a Registration Statement with respect to the Restricted Stock in the manner set forth in Section 2 hereof and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective until the earlier of: (i) the sale of all shares of Restricted Stock covered thereby, (ii) the availability under Rule 144 for the Selling Stockholders to immediately, freely resell without restriction, all Restricted Stock covered thereby, or (iii) two (2) years from the effective date of the first Registration Statement filed by the Company with the SEC pursuant to this Exhibit or with respect to any subsequent Registration Statement, 180 days from the effective date of such Registration Statement;

(b)        prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Section 2 above and to comply with the provisions of the Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

(c)        furnish to each Selling Stockholder such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such person may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

(d)        use its reasonable best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the state securities laws of such jurisdictions as any Selling Stockholder shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)        in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  In the event the Company is a party to such an agreement, the Selling Stockholder shall also enter into and perform its obligations under the agreement;

(f)         immediately notify each Selling Stockholder at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made.  The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g)        prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(h)        make available for inspection by any Selling Stockholder and any attorney, accountant or other agent retained by any Selling Stockholder, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any Selling Stockholder, attorney, accountant or agent in connection with such Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Selling Stockholder, attorney, accountant or agent in connection with such Registration Statement; provided, however, that such Selling Stockholder, underwriter, attorney or accountant shall agree in writing to hold in confidence and trust all information so provided;

(i)         use its reasonable best efforts to list the Restricted Stock covered by such Registration Statement on each exchange or automated quotation system on which similar securities issued by the Company are then listed (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable);

(j)         notify each Selling Stockholder of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

(k)        cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.

4.         Delay of Registration.

            (a)        The Company and the Selling Stockholders agree that the Selling Stockholders may suffer damages if the Registration Statement is not filed on or prior to the date that is 90 days after the date the Initial Acquisition is completed (the “Target Filing Date”).  If the Company fails to file the Registration Statement on or prior to the Target Filing Date, the Company shall pay to the Selling Stockholders in shares of Common Stock, an amount equal to one percent (1%) of the Shares sold in this Offering and an additional amount equal to one percent (1%) of the Shares sold in this Offering at the end of each subsequent 30-day period during which the Registration Statement is not filed (the “Late Filing Damages”).

                      (b)       No Selling Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

5          Expenses.

(a)        For the purposes of this Section 5, the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Section 2 of this Exhibit, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, reasonable fees and disbursements of a single special counsel for the Selling Stockholders, fees under state securities laws, fees of the National Association of Securities Dealers, Inc., fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars.  The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of such sale.

(b)        Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to Section 2 of this Exhibit.  All Selling Expenses in connection with any Registration Statements filed pursuant to Section 2 of this Exhibit shall be borne by the Selling Stockholders pro rata on the basis of the number of shares registered by each Selling Stockholder whose shares of Restricted Stock are covered by such Registration Statement, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree.

6.         Obligations of the Selling Stockholders.

(a)        In connection with each registration hereunder, each Selling Stockholder will furnish to the Company in writing such information with respect to it and the securities held by it and the proposed distribution by it, as shall be reasonably requested by the Company in order to assure compliance with applicable federal and state securities laws as a condition precedent to including the Selling Stockholder's Restricted Stock in the Registration Statement.  Each Selling Stockholder shall also promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

(b)        In connection with the filing of the Registration Statement, each Selling Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement or prospectus.

(c)        In connection with each registration pursuant to this Exhibit, each Selling Stockholder agrees that it will not effect sales of any Restricted Stock until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus.  At the end of any period during which the Company is obligated to keep a Registration Statement current, each Selling Stockholder shall discontinue sales of Restricted Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Restricted Stock covered by such Registration Statement which remains unsold, and each Selling Stockholder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

7.         Blackouts.        If the Company has determined in good faith: (i) that filing a Registration Statement or maintaining the effectiveness of a current Registration Statement, or that sales of Restricted Stock by the Selling Stockholder pursuant to a current Registration Statement, would have a material adverse effect on the Company or its shareholders in relation to any contemplated or pending material financing, acquisition or other corporate transaction, and that disclosure is not in the best interests of the Company and its shareholders, or (ii) that filing a Registration Statement or maintaining the effectiveness of a current Registration Statement, or that sales of Restricted Stock by the Selling Stockholder pursuant to a current Registration Statement, would require disclosure of material non-public information, the Company shall be entitled to postpone the filing of the Registration Statement, suspend the use by the Selling Stockholders of the Registration Statement and suspend sales of Restricted Stock pursuant to such Registration Statement, as the case may be, until such time as the Company notifies the Selling Stockholders that such material information has been disclosed to the public or has ceased to be material, or that sales pursuant to such Registration Statement may otherwise be resumed; provided, however, that in no event shall such period of time exceed an aggregate of 90 calendar days during any 12-month period.

8.         Indemnification.

(a)        The Company agrees to indemnify, to the extent permitted by law, each Selling Stockholder, such Selling Stockholder’s respective partners, officers and directors, any underwriters, and each Person, if any, who controls any Selling Stockholder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses caused by: (i) any untrue statement of or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) any omission of or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement (“Violations”); provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Stockholder, partner, officer, director, underwriter or controlling person of such Selling Stockholder.

(b)        To the extent permitted by law, each Selling Stockholder shall indemnify and hold harmless the Company, each of its officers and directors, any underwriter, each person, if any, who controls the Company within the meaning of the Securities Act, and any other Selling Stockholder selling securities under such registration statement or any of such other Selling Stockholder’s partners, directors or officers or any person who controls such Selling Stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Selling Stockholder, or partner, director, officer or controlling person of such other Selling Stockholder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation: (i) occurs in reliance upon and in conformity with information furnished by such Selling Stockholder for use in connection with such registration; (ii) occurs as a result of any failure to deliver a copy of the prospectus relating to such Registration Statement, or (iii) occurs as a result of any disposition of the Restricted Stock in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement.

(c)        Any Person entitled to indemnification hereunder shall: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)        If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) described in Sections 8(a) & (b) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Selling Stockholder hereunder exceed the net proceeds from the offering received by such Selling Stockholder.

(e)        The indemnification provided for under this Exhibit shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.  The indemnifying party also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the indemnifying party’s indemnification is unavailable for any reason.  In no event shall the amount of indemnification due from any indemnifying party under this Section 8 exceed the Purchase Price.

9.         Entire Agreement.  This Exhibit contains the entire agreement between the parties and supercede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.       Amendment and Modifications.  This Exhibit may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought; provided, however, that such amendment, modification or supplement must be approved by an agreement or consent in writing signed by the Company and the holders of a majority of the number of shares of Common Stock issued in the Offering and outstanding as of the date of such amendment, modification or supplement.

11.       Successors and Assigns.  This Exhibit shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Exhibit without the express prior written consent of the other party hereto.  Nothing in this Exhibit is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Exhibit.

12.       No Transfer or Assignment of Registration Rights.  The registration rights set forth in this Exhibit shall not be transferable or assignable by the Selling Stockholder except to one or more persons or groups approved in writing by the Company; provided, however, that each transferee agrees in writing to be subject to all the terms and conditions of this Exhibit and the Selling Stockholder’s Subscription Agreement.